Exhibit 11
                         NATIONAL PENN BANCSHARES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE*

                                                      Year Ended December 31,
                                                1996           1995           1994
Primary                                               (Dollars in Thousands)
Net income                                  $    16,922     $   15,382     $   14,649

Shares**
 Weighted average number of
     common shares outstanding                7,994,472      7,927,739      7,905,457
 Assuming exercise of options
     reduced by the number of
     shares which could have
     been purchased with the
     proceeds from exercise of
     such options                                   ***            ***            ***

 Weighted average number of
     common shares outstanding
     as adjusted                              7,994,472      7,927,739      7,905,457
                                            ===========     ==========     ==========

 Primary earnings per common share          $      2.12     $     1.94     $     1.85
                                            ===========     ==========     ==========

Assuming full dilution
 Net income                                 $    16.022     $   15,382     $   14,649
                                            ===========     ==========     ==========

 Shares**
     Weighted average number of
              common shares outstanding       7,994,472      7,927,739      7,905,457
     Assuming exercise of options
     reduced by the number of
     shares which could have
     been purchased with the
     proceeds from exercise of
     such options                                   ***            ***            ***
                                            ===========     ==========     ==========
     Weighted average number of
     common shares outstanding
     as adjusted                              7,994,472      7,927,739      7,905,457
                                            ===========     ==========     ==========

     Earnings per common share
     assuming full dilution                 $      2.12     $     1.94     $     1.85
                                            ===========     ==========     ==========

     *  See notes 1 and 15 to the consolidated financial statements.

     **   Restated to reflect 5% stock dividends paid in 1996, 1995 and 1994.

*** The stock options are not included because the incremental number of common stock equivalents would have an effect of less than 3% on the reported earnings per share. At December 31, 1996, 1995, and 1994, respectively, options for 251,844, 136,882, and 84,036 shares are exercisable.